Exhibit 99.1

BIMINI CAPITAL DECLARES $0.03 DIVIDEND AND SHARE REPURCHASE PROGRAM

VERO BEACH, Fla. (June 29, 2010) - Bimini Capital Management, Inc. (OTCBB: BMNM) ("Bimini Capital" or the "Company"), a real estate investment trust ("REIT"), today announced that its Board of Directors has declared a cash dividend of $0.03 per share on Class A and Class B Common Stock for the calendar quarter ending June 30, 2010.  The dividend is payable July 30, 2010, to stockholders of record on July 15, 2010.

Bimini Capital also announced that its Board of Directors approved a stock repurchase program authorizing the Company to buy up to $1 million of its common stock.  The Company intends to finance the repurchases with cash on hand. The repurchase program authorizes the Company to purchase its common stock from time to time through open market purchases, negotiated transactions or other means, in accordance with restrictions related to volume, price, timing and other applicable securities laws.

About Bimini Capital Management
Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including but not limited to any financial or operating results during the fourth quarter of 2009. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com